INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-09147 of MHM Services, Inc. on Form S-8 of our report dated April 13, 1996, appearing on Form 11-K of Mental Health Management, Inc. Employees' Savings Plan for the year ended September 30, 1996.



/s/ DELOITTE & TOUCHE LLP

    DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
October 27, 1998